UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2013

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road
Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On March 28, 2013, Cubic Energy, Inc. (the “Company”) agreed to an amendment to its credit agreement (the “Credit Agreement”) with Wells Fargo Energy Capital, Inc. (“WFEC”) providing for an extension until May 31, 2013 of the required repayment date of all amounts outstanding under the convertible term note of $5 million and the revolving credit facility with a current balance of approximately $20.87 million.  The amendment, among other things, provides that if the Company consummates an issuance of Common Stock generating aggregate gross proceeds to the Company of $10 million or greater, prior to May 31, 2013, the conversion price of the convertible term loan will be reduced to the lowest price per share in connection with such issuance of Common Stock.  However, if the convertible term note is not repaid by May 31, 2013 and the Company does not consummate the foregoing issuance of Common Stock, then the conversion price will be reduced to $0.20 per share.

As contemplated by the prior amendment to the Credit Agreement, the Company paid WFEC an additional loan fee of $260,000.  However, the conversion price of the convertible term loan was not repriced to $0.20 per share of Common Stock at this time, as was contemplated by the prior amendment to the Credit Agreement.

On March 28, 2013, the Company also agreed to an extension of the subordinated promissory note payable to Calvin A. Wallen, III, the Company’s Chairman of the Board and Chief Executive Officer, in the principal amount of $2,000,000, plus accrued and unpaid interest.  The terms of the amended note are consistent with the prior note, except that the outstanding principal balance of the note, together with accrued and unpaid interest, is due and payable not later than June 1, 2013.  Consistent with the prior note, the new note bears interest at the prime rate plus one percent (1%) and is subordinated to the indebtedness under the Credit Agreement.  There was no consideration paid to Mr. Wallen in connection with this extension.

Item 8.01                   Other Events

On March 28, 2013, the Company issued a press release announcing that it had entered into the extensions described above.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                                                Press release, dated March 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2013	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon Stuart Ross, Secretary